UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2019

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Avenue of the Americas, Suite 2000 Miami, FL		33131-2185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (e) Resignation of Chief Executive Officer

On October 20, 2019, Andover National Corporation (the “Company”) and Daniel E. Schmerin, the Company’s Chief Executive Officer, mutually agreed to Mr. Schmerin’s resignation as Chief Executive Officer, effective immediately, and his separation of employment from the Company, effective as of October 31, 2019 (the “Separation”). Mr. Schmerin also resigned as a member of the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Schmerin’s resignation was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

In connection with the Separation, the Company and Mr. Schmerin have agreed to the terms of a Separation Agreement and General Release (the “Separation Agreement”), dated October 20, 2019. The Separation Agreement includes a release by Mr. Schmerin of claims against the Company and certain related parties. In connection with his entry into the Separation Agreement, Mr. Schmerin agreed that he would continue to be subject to the Agreement Regarding Assignment of Inventions, Confidentiality, Non-Competition, and Non-Solicitation between Mr. Schmerin and the Company, except that certain non-competition obligations are partially waived by the Separation Agreement, as described therein. The Separation Agreement also includes certain affirmative covenants binding on Mr. Schmerin, including, without limitation, a covenant to reasonably cooperate with the Company in connection with any internal investigation or administrative, regulatory, or judicial inquiry, investigation, proceeding or arbitration, both before and after the date of the Separation.

Pursuant to the terms of the Separation Agreement and provided that he complies with the terms of the Separation Agreement, Mr. Schmerin will be entitled to a lump sum severance payment of $170,000, plus additional severance payments paid out over the course of the 2020 calendar year totaling up to $180,000 and company-paid COBRA insurance coverage through December 2020, both subject to reduction for certain mitigating compensation that may be received by Mr. Schmerin during 2020. In addition, the Separation Agreement provides for a payment for any vested and unused vacation, an outstanding 401(k) employer matching payment, and a lump-sum payment representing reconciliation of all outstanding expense reimbursement and for warrant cancellation and share conversion as part of his separation from the Company.

In addition, in connection with the entry into the Separation Agreement, Mr. Schmerin has agreed to (a) convert all shares of Class B Common Stock of the Company beneficially owned by Mr. Schmerin into shares of Class A Common Stock and (b) cancel all warrants to purchase common stock beneficially held by Mr. Schmerin.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The above description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

(c) Appointment of Chief Executive Officer, principal executive officer, principal financial officer and principal accounting officer

Effective October 21, 2019, the Board appointed the Company’s Executive Chairman, Peter A. Cohen, 73, to serve as Chief Executive Officer, principal executive officer, principal financial officer and principal accounting officer. No new compensatory arrangements were entered into with Mr. Cohen in connection with his appointment.

Mr. Cohen has no family relationships with any of the Company’s directors or executive officers. There are no related party transactions between the Company and Mr. Cohen in excess of $120,000.

Mr. Cohen has served as our Executive Chairman since February 2019. Mr. Cohen has served as Vice Chairman of the board of directors of Scientific Games Corporation since September 2004 and as a member of the board of directors of PolarityTE, Inc. since June 2018. Mr. Cohen previously served as Chairman of Cowen Inc. (formerly known as Cowen Group, Inc.), a diversified financial services company, from 2009 through June 2018, and served as its Chief Executive Officer from 2009 through December 2017. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that acquired Cowen in late 2009. From 1990 to 1994, Mr. Cohen served as Chairman and Chief Executive Officer of Republic New York Securities, as Vice Chairman of the board of directors of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson American Express from 1983 to 1990. Over his career, Mr. Cohen also founded several companies, including RCG Longview (a real estate management business), Hale & Hearty Soup (a New York-based quick service restaurant chain), Linkem S.p.A. (a wireless broadband company operating in Italy), and Omnitel Pronto Italia (a cellular telephone company now operating as Vodafone in Italy). Mr. Cohen is currently a Trustee Emeritus of Mount Sinai Medical Center and has served on its board of directors for approximately thirty years. He earned a Bachelor of Science degree from Ohio State University, and a Master of Business Administration degree from Columbia University.

Item 8.01 Other Events

In connection with the leadership change detailed in Item 1.01 above, the Company issued the following statement: “All of us are grateful to Dan for his contributions to Andover from initial launch through first acquisition, and we wish him much success on his next endeavor.”

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibits

10.1	Separation Agreement and General Release, dated October 20, 2019, between the Company and Daniel E. Schmerin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER NATIONAL CORPORATION

Date: October 21, 2019	By:	/s/ Jeffrey C. Piermont
Name: Jeffrey C. Piermont Title: President and Chief Operating Officer

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